Exhibit 4.9

THIS NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

LITHIUM TECHNOLOGY CORPORATION

15% Convertible Note

No. 1	US$400,000

This Note (the “Note”) is issued as of December 6, 2005 (the “Issue Date”) by LITHIUM TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), to PORTFOLIO LENDERS II, LLC (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01 Principal and Interest. (a) For value received, the Company hereby promises to pay to the order of the Holder on each Repayment Date (as herein defined) the principal sum of FOUR HUNDRED THOUSAND U.S. DOLLARS (US$400,000) together with interest on the unpaid principal of this Note at the rate of fifteen percent (15%) per year from the date of this Note until paid. Interest shall commence accruing on the issue date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable, at the option of the Holder, either quarterly on, March 31, June 30, September 30 and December 31 of each year beginning on March 31, 2005, or at the time of conversion of the principal to which such interest relates in accordance with Section 1.02 below. The Company shall pay a total of $22,500 in prepaid interest on the Issue Date, representing 90 days’ worth of interest on the first $200,000 of the Loan, and 180 days’ worth of interest on the second $200,000 of the Loan. Any amount of principal or interest on this Debenture which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid (“Default Interest”).

(b) All payments due hereunder (to the extent not converted into common stock, $.01 par value per share, of the Company (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America on each Repayment Date. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

(c) This Note, along with all accrued and unpaid interest, is repayable upon the earliest to occur of the following: (1) $200,000 shall be repaid on March 6, 2006 and $200,000 shall be repaid on June 14, 2006; or (2) (A) $200,000 plus interest shall be repaid within two business days of the closing date of an investment of at least $3 million in the Company; and (B) $200,000 plus interest shall be repaid on the earliest of two business days of the closing date of a second investment of at least $2 million in the Company by an investor (in each case, a “Repayment Date”). The second Repayment Date is herein defined as the “Maturity Date.”

Section 1.02 Conversion. (a) The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time commencing on the date hereof until the Maturity Date, all or any part of the principal amount of the Note plus accrued interest, into shares (the “Conversion Shares”) of the Company’s Common Stock, at the price per share equal to $0.50 (the “Conversion Price”). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Note, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit “A” to this Note, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.

(b) In no event shall the Holder be entitled to convert this Note for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion (unless the Holder provides the Company sixty five (65) days prior written notice that this provision shall not apply).

Section 1.03 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04 Interest Payments. At the time interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

Section 1.05 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

ARTICLE II.

Section 2.01 Amendments and Waiver of Default. The Note may not be amended. Notwithstanding the above, without the consent of the Holder, the Note may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

ARTICLE III.

Section 3.01 Events of Default. An Event of Default is defined as follows: (a) failure by the Company for ten (10) days after notice to it to comply with any of its agreements in the Note; (b) events of bankruptcy or insolvency; or (c) a breach by the Company of its obligations under the Note Purchase Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all notes outstanding or may, notwithstanding any limitations contained in this Note and/or the Note Purchase Agreement dated the date hereof between the Company and the Holder (the “Note Purchase Agreement”), convert all Notes outstanding into shares of Common Stock pursuant to Section 1.02 herein.

Section 3.02 Default Interest Rate. Upon the occurrence and during the continuation of any Event of Default specified in Section 3.01(a) or (c) at the option of the Holder through the delivery of written notice to the Company by such Holder (the “Default Notice”), and upon the occurrence of an Event of Default specified in Section 3.01(b), the Debentures shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the then outstanding principal amount of this Debenture plus (x) accrued and unpaid interest on the unpaid principal amount of this Debenture to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts outstanding (the then outstanding principal amount of this Debenture to the date of payment shall be known as the “Default Sum”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Company fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV.

Section 4.01 Rights and Terms of Conversion. This Note, in whole or in part, may be converted at any time commencing on the date hereof, into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above.

Section 4.02 Re-issuance of Note. When the Holder elects to convert a part of the Note, then the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount.

Section 4.03 Termination of Conversion Rights. The Holder’s right to convert the Note into the Common Stock in accordance with paragraph 1.02 shall terminate on 5 p.m. New York City time on the Maturity Date.

ARTICLE V.

Section 5.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

ARTICLE VI.

Section 6.01 Notice. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Lithium Technology Corporation
5115 Campus Drive
Plymouth Meeting, PA 19462
Attention:
Telephone:
Facsimile:

If to the Holder:

Section 6.02 Governing Law. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN DELAWARE WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. THE PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT ANY PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

Section 6.03 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 6.04 Entire Agreement and Amendments. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

LITHIUM TECHNOLOGY CORPORATION

By:
Name:
Title:

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert US$                                          of the principal amount of the above Note into Shares of Common Stock of Lithium Technology Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Signature:

Name:

Address:

Amount to be converted:	US$

Amount of Note unconverted:	US$

Conversion Price per share:	US$

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone Number:

Broker DTC Participant Code:

Account Number:

A-1